Exhibit C(13)

                          LEASE AND SUBLEASE AGREEMENT

                                     between

                           PORT OF ST. HELENS, OREGON


                                       and


                        PORTLAND GENERAL ELECTRIC COMPANY






                          Dated as of December 15, 1990


                           Relating to the Issuance of
                           Port of St. Helens, Oregon
                        Pollution Control Revenue Bonds,
                                  Series 1990B
                   (Portland General Electric Company Project)


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                                TABLE OF CONTENTS



                                    ARTICLE I
                                   Definitions

Section 1.1.    Definition of Terms...........................................2
Section 1.2.    Number and Gender.............................................2
Section 1.3.    Articles, Sections, Etc.......................................2
Section 1.4.    Indenture Controls as to Conflicting Provisions...............2

                                   ARTICLE II
                                 Representations

Section 2.1.    Representations of the Issuer.................................3
Section 2.2.    Representations of the Company................................3

                                   ARTICLE III
            Issuance of the Series 1990B Bonds; Financing the Project

Section 3.1.    Agreement to Issue the Series 1990B Bonds;
                Application of Series 1990B Bond Proceeds.....................5
Section 3.2.    Investment of Moneys in Funds.................................5
Section 3.3.    Special Tax Certifications....................................6
Section 3.4.    Issuance of Additional Bonds..................................7
Section 3.5.    Rebate of Arbitrage to the United States......................7
Section 3.6.    Completion of Project.........................................8

                                   ARTICLE IV
               Lease and Sublease of Project; Repayment Provisions

Section 4.1.    Lease and Sublease of Project..................................9
Section 4.2.    Rental Payments and Payment of Other Amounts Payable...........9
Section 4.3.    Unconditional Obligation......................................11
Section 4.4.    Assignment of Issuer's Rights.................................11
Section 4.5.    Amounts Remaining in Funds....................................11
Section 4.6.    Quiet Enjoyment...............................................12

                                    ARTICLE V
                        Special Covenants and Agreements

Section 5.1.    Right of Access to the Project................................13
Section 5.2.    The Company; Maintenance of its Existence; Assignments........13
Section 5.3.    Records and Financial Statements of the Company...............14
Section 5.4.    Maintenance and Repair; Taxes; Utility and Other Charges......15
Section 5.5.    Qualification in Oregon.......................................15
Section 5.6.    Tax Exempt Status of Series 1990B Bonds.......................15


                                       -i-

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                                   ARTICLE VI
                         Events of Default and Remedies

Section 6.1.    Events of Default.............................................17
Section 6.2.    Remedies On Default...........................................18
Section 6.3.    Agreement to Pay Attorneys' Fees and Expenses.................19
Section 6.4.    No Remedy Exclusive...........................................19
Section 6.5.    No Additional Waiver Implied By One Waiver....................19

                                   ARTICLE VII
                                   Prepayment

Section 7.1.    Redemption of Series 1990B Bonds with Prepayment Moneys.......21
Section 7.2.    Optional Prepayment...........................................21
Section 7.3.    Mandatory Prepayment..........................................21
Section 7.4.    Amount of Prepayment..........................................21
Section 7.5.    Notice of Prepayment..........................................22

                                  ARTICLE VIII
               Non-Liability of Issuer; Expenses; Indemnification

Section 8.1.    Non-Liability of Issuer.......................................23
Section 8.2.    Expenses......................................................23
Section 8.3.    Indemnification...............................................23
Section 8.4.    Management....................................................25

                                   ARTICLE IX
                                  Miscellaneous

Section 9.1.    Notices.......................................................26
Section 9.2.    Severability..................................................26
Section 9.3.    Execution of Counterparts.....................................26
Section 9.4.    Amendments, Changes and Modifications.........................26
Section 9.5.    Governing Law.................................................27
Section 9.6.    Authorized Company Representative.............................27
Section 9.7.    Term of the Agreement.........................................27
Section 9.8.    Binding Effect................................................27

EXHIBIT A.....................................................................28


                                      ii.

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                          LEASE AND SUBLEASE AGREEMENT


     THIS LEASE AND SUBLEASE AGREEMENT, dated as of December 15, 1990, by and between the PORT OF ST. HELENS, OREGON, a municipal corporation of the State of Oregon (the "Issuer"), and PORTLAND GENERAL ELECTRIC COMPANY, a corporation duly organized and existing under the laws of the State of Oregon (the "Company").



                               W I T N E S E T H :


     WHEREAS, Oregon Revised Statutes Chapter 777 (the "Act") provides that municipal corporations designated as ports are authorized and shall have the power to issue revenue bonds for the purpose of financing the improvement and acquisition of personal properties suitable for use by any industry; and

     WHEREAS, the Act provides that such bonds shall be payable solely from the revenues derived from such facilities and shall be secured by a pledge of the revenues out of which such bonds shall be payable; and

     WHEREAS, in accordance with the provisions of the Act, the Issuer has authorized and undertaken through rental payments to provide funds to assist in the financing of the acquisition and construction of a portion of certain pollution control and solid waste disposal facilities (the "Project") for use by the Company at the Trojan Nuclear Power Plant (the "Facility") located in Columbia County, Oregon; and

     WHEREAS, the Issuer proposes to issue its Port of St. Helens, Oregon Pollution Control Revenue Bonds, Series 1990B (Portland General Electric Company Project) (the "Series 1990B Bonds"), in the principal amount of $5,100,000 in order to assist in the financing of the Project upon the terms and conditions set forth herein;

     NOW, THEREFORE, in consideration of the premises and the respective representations and covenants herein contained, the parties hereto agree as follows:


SUBLEASE AND LEASE AGREEMENT - Page 1.

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                                    ARTICLE I

                                   Definitions

     Section 1.1. Definition of Terms. Unless the context otherwise requires, the terms used in this Agreement shall have the meanings specified in Section
1.1 of the Indenture of Trust, dated as of December 15, 1990, by and between the Issuer and Security Pacific Bank Oregon, as Trustee (the "Trustee"), as originally executed or as it may from time to time be supplemented or amended as provided therein (the "Indenture").

     Section 1.2. Number and Gender. The singular form of any word used herein, including the terms defined in Section 1.1 of the Indenture, shall include the plural, and vice versa. The use herein of a word of any gender shall include all genders.

     Section 1.3. Articles, Sections, Etc. Unless otherwise specified, references to Articles, Sections and other subdivisions of this Agreement are to the designated Articles, Sections and other subdivisions of this Agreement. The words "hereof," "herein," "hereunder" and words of similar import refer to this Agreement as a whole. The headings or titles of the several articles and sections, and the table of contents appended to copies hereof, shall be solely for convenience of reference and shall not affect the meaning, construction or effect of the provisions hereof.

     Section 1.4. Indenture Controls as to Conflicting Provisions. In the event any of the provisions of this Agreement conflict in any respect with the provisions of the Indenture and cannot be reconciled, the provisions of the Indenture shall control.


SUBLEASE AND LEASE AGREEMENT - Page 2.

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                                   ARTICLE II

                                 Representations

          Section 2.1. Representations of the Issuer. The Issuer makes the following representations as the basis for its undertakings herein contained:

          (a) The Issuer is a municipal corporation of the State of Oregon. Under the provisions of the Act, the Issuer has the power to enter into the transactions contemplated by this Agreement and to carry out its obligations hereunder. By proper action, the Issuer has been duly authorized to execute, deliver and duly perform this Agreement.

          (b) To provide for the acquisition and construction of the Project, the Issuer will issue the Series 1990B Bonds, which will mature, bear interest, be subject to redemption, and contain such other terms as provided in the Indenture.

          (c) The Series 1990B Bonds will be issued under and secured by the Indenture, pursuant to which the Issuer's interest in this Agreement (except certain rights of the Issuer to payment for expenses and indemnification) will be pledged to the Trustee as security for payment of the principal of, premium, if any, and interest on the Series 1990B Bonds.

          (d) The Issuer has not pledged and will not pledge its interest in this Agreement for any purpose other than to secure the Series 1990B Bonds under the Indenture.

          (e) The Issuer is not in default under any of the provisions of the laws of the State of Oregon which default would affect its existence or its powers referred to in subsection (a) of this Section 2.1.

          (f) The Issuer has found and determined and hereby finds and determines that all requirements of the Act with respect to the issuance of the Series 1990B Bonds and the execution of this Agreement have been complied with and that the issuance of the Series 1990B Bonds and the leasing and subleasing of the Project by entering into this Agreement will be in furtherance of the purposes of the Act.

          Section 2.2. Representations of the Company. The Company makes the following representations as the basis for its undertakings herein contained:

          (a) The Company is an Oregon corporation, is in good standing in the State of Oregon and has the power to enter into and has duly authorized, by proper corporate action, the execution and delivery of this Agreement, the Bond Purchase Agreement and


SUBLEASE AND LEASE AGREEMENT - Page 3.

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all other documents contemplated herein have been or will be executed by the
Company.

          (b) Neither the execution and delivery of this Agreement or the Bond Purchase Agreement, the consummation of the transactions contemplated hereby and thereby, nor the fulfillment of or compliance with the terms and conditions hereof and thereof, conflicts with or results in a breach of any of the terms, conditions or provisions of the Company's Articles of Incorporation or bylaws or of any corporate actions or of any agreement or instrument to which the Company is now a party or by which it is bound, or constitutes a default (with due notice or the passage of time or both) under any of the foregoing, or results in the creation or imposition of any prohibited lien, charge or encumbrance whatsoever upon any of the property or assets of the Company under the terms of any instruments or agreement to which the Company is now a party or by which it is bound.

          (c) The project consists of those facilities described in Exhibit A hereto in which the Company has and will have sufficient title to carry out the purposes of this Agreement.

          (d) The Company intends to operate the Project as a pollution control and solid waste disposal facility.

          (e) All certificates, approvals, permits and authorizations of agencies of applicable local governmental units, the State of Oregon and the federal government have been or will be obtained.

          (f) The Company has awarded or will award contracts and issue purchase orders covering the acquisition, construction and installation of the Project. Certain portions of the work may be awarded to or completed by the Company's own personnel. The contracts so awarded, the purchase orders issued and the work orders for the work to be done by the Company personnel are hereinafter called the "Construction Contracts".

          (g) The Company will have full responsibility for preparing, administering, amending and enforcing the Construction Contracts and litigating or settling claims thereunder, and will be entitled to all warranties, guaranties and indemnities provided under the Construction Contracts and by law.


SUBLEASE AND LEASE AGREEMENT - Page 4.

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                                   ARTICLE III

            Issuance of the Series 1990B Bonds; Financing the Project

          Section 3.1. Agreement to Issue the Series 1990B Bonds; Application of Series 1990B Bond Proceeds. To provide funds to finance the acquisition and construction of the Project and to pay certain costs of issuance of the Bonds, the Issuer agrees that it will issue under the Indenture, sell and cause to be delivered to the purchasers thereof, the Series 1990B Bonds, bearing interest, maturing, and containing such other terms as provided in the Indenture.

          The net proceeds of the Series 1990B Bonds will be deposited in the Construction Fund established under the Indenture for payment of Costs as defined and permitted under the Indenture, except that accrued interest, if any, will be deposited in the Bond Fund established under the Indenture for payment of interest on the Bonds. Except as provided in Article IV of the Indenture, the Trustee will be directed to make payments from the Construction Fund upon receipt of a requisition from the Company, signed by an Authorized Company Representative, stating:

               (a) the Costs to which the payment relates, and with respect to work and material, stating that such have been incorporated into the Project substantially in accordance with the plans and specifications therefor;

               (b) the payee, which may be the Company in the case of work done by Company personnel and in the case of reimbursement for payments previously made by the Company for the Issuer's account (other than payments made by way of set-off of mutual claims between the Company and the payee), and which payee may be the Company in the case of amounts to be paid to the Rebate Fund pursuant to Section 3.5 hereof.

               (c)  the amount of the payment to be made; and

               (d) that the payment is due, is a proper charge against the Construction Fund and has not. been the basis for any previous withdrawal from the Construction Fund or from any other funds representing proceeds of Bonds issued by the Issuer on the Company's behalf.

The Company shall have the right to enforce payments from the Construction Fund upon compliance with the procedures set forth in this section 3.1, except during the continuance of an Event of Default under the Indenture (as such term is defined therein).

          Section 3.2. Investment of Moneys in Funds. Any moneys held as a part of the Bond Fund or Construction Fund shall, at the direction of an Authorized Company Representative, which direction


SUBLEASE AND LEASE AGREEMENT - Page 5.

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may be oral, but which shall be confirmed in writing, be invested or reinvested by the Trustee in Permitted Investments. Any such direction by an Authorized Company Representative shall expressly state that the securities to be acquired as a result of any such investment or reinvestment by the Trustee will constitute Permitted Investments and comply with this Section 3.2, and with the limitations of the Indenture. If such direction is oral, the Trustee shall be protected in acting upon such direction if the person giving such oral direction represents himself to be an Authorized Company Representative and the Trustee has no reason to believe otherwise. The Company shall not direct the Trustee to make any investments or reinvestments other than those permitted by law. In making any such investments, the Trustee may rely on directions delivered to it pursuant to this Section, and the Trustee shall be relieved of all liability with respect to making such investments in accordance with such directions.

          Any Permitted Investments may be purchased at the offering or market price thereof at the time of such purchase and all such investments shall mature in such amounts and at such times, or shall be readily marketable prior to their maturities, as the Company may direct.

          The Trustee may make any and all such investments through its own bond department. Any interest accruing on or profit realized from the investment of any moneys held as part of the Bond Fund, the Construction Fund or the Rebate Fund shall be credited to the respective fund or account in which such investment is held and any loss resulting from such investment shall be charged to the respective fund or account in which such investment is held.

          For the purposes of this Section, any interest bearing deposits, including certificates of deposit, issued by or on deposit with the Trustee shall be deemed to be investments and not deposits.

          Any moneys held as a part of the Rebate Fund shall be invested in accordance with the provisions of Section 5.4 of the Indenture.

          Section 3.3. Special Tax Certifications. The Issuer hereby certifies to the Company that it has not been notified of any listing or proposed listing of it by the Internal Revenue service as a bond issuer whose arbitrage certifications may not be relied upon.

          The Company hereby covenants and represents to the Issuer, and, based upon said representations, the Issuer and the Company jointly and severally covenant with all purchasers and holders of the Series 1990B Bonds from time to time Outstanding


SUBLEASE AND LEASE AGREEMENT - Page 6.

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that, as long as any of the Series 1990B Bonds remain Outstanding, moneys on deposit in any fund or account in connection with the Series 1990B Bonds, whether such moneys were derived from the proceeds of the sale of the Series 1990B Bonds or from any other sources, will not be used and the Project will not be used in a manner which would cause the Series 1990B Bonds to be "arbitrage bonds" within the meaning of Section 148 of the Code, or "federally guaranteed bonds" within the meaning of Section 103(h) of the 1954 Code, and any regulations promulgated or proposed thereunder, and the Company and the Issuer further covenant to comply with the requirements of said Section 148 of the Code and Section 103(h) of the 1954 Code.

          Section 3.4. Issuance of Additional Bonds. If the Company is not in default hereunder, the Issuer may by the adoption of an appropriate resolution or resolutions, at the request of the Company, authorize the issuance of Additional Bonds upon the terms and conditions provided herein and in Section
12.1 of the Indenture, but in no event shall the Issuer be liable for not issuing such Additional Bonds.

          Section 3.5. Rebate of Arbitrage to the United States.

          (a) Upon completion of the Project, as certified by the Company to the Trustee in accordance with Section 4.2 of the Indenture, and prior to the end of each fifth bond year and to the retirement of the last Series 1990B Bond of the issue, the Company shall give the Trustee a written summary of a calculation of the rebatable arbitrage as of the date of completion of the Project or the end of each fifth bond year or the date of retirement of the last Series 1990B Bond, together with funds, or instructions to transfer funds, sufficient to increase the amount in the Rebate Fund to the calculated amount of rebatable arbitrage. The rebatable arbitrage as of the retirement of the last Series 1990B Bond of the issue shall include attributable income after such retirement determined in the manner provided in the Treasury regulations. The Company shall give the Issuer copies of the summary and the funds transmittal or transfer instructions.

          (b) At least 15 days prior to the due date of any payment, the Company shall give the Trustee written instructions as to the amount, date, and manner of payments which the Trustee is to make from the Rebate Fund to the United States of America to comply with the requirements of Section 148(f) of the Code, including payments of installments of at least 90% of the rebatable arbitrage within 60 days after the end of each fifth bond year, and payment of all the rebatable arbitrage and attributable income within 60 days after retirement of the last Series 1990B Bond of the issue.

          (c) Notwithstanding the foregoing, the requirements of Subsections (a) and (b) of this Section 3.5 shall be deemed to be


SUBLEASE AND LEASE AGREEMENT - Page 7.

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satisfied on or after the date that the Company provides the Trustee and the
Issuer with an opinion of Bond Counsel that the requirements of Section 148(f) of the Code have been complied with.

          (d) For purposes of this Section 3.5, "bond year" means a one-year period (or shorter period from the date of issue of the Series 1990B Bonds) that ends on the last day of a compounding period used in computing yield.

          Section 3.6. Completion of Project. When the company certifies to the Trustee and the Issuer that the Project is complete, any amounts remaining in the Construction Fund will be applied by the Trustee in accordance with Section
4.2 of the Indenture. Such application shall constitute Rental Payments described in Section 4.2 hereof otherwise due from the Company to the Trustee except for any amounts transferred to the Rebate Fund. If for any reason the amount in the Construction Fund proves insufficient to pay all Costs the Company will pay the remainder of such Costs.


SUBLEASE AND LEASE AGREEMENT - Page 8.

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                                   ARTICLE IV

               Lease and Sublease of Project; Repayment Provisions

          Section 4.1. Lease and Sublease of Project.

          (a) The Company leases to the Issuer, and the Issuer leases from the Company, subject to the terms and conditions of this Agreement, and for rental in an amount equal to the proceeds received by the Issuer from the sale of the Series 1990B all right, title and interest of the Company in and to the Project (the "Lease").

          (b) The Issuer hereby subleases to the Company, and the Company hereby subleases from the Issuer, upon the terms and conditions of this Agreement, all right, title, and interest in and to the Project which the Issuer has leased from the Company pursuant to Section 4.1(a), for the Rental Payments (as defined in Section 4.2(a)) (the "Sublease").

          Section 4.2. Rental Payments and Payment of Other Amounts Payable.

          (a) The Company covenants and agrees to pay or provide for payment to the Trustee as Rental Payments under the Sublease to the Company of the Project pursuant to Section 4.1(b) hereof, on or before each date provided in or pursuant to the Indenture or to meet the requirements of the Depository for the payment of principal (whether at maturity or upon redemption or acceleration) of, premium, if any, and/or interest on the Series 1990B Bonds until the principal of, premium, if any, and interest on the Series 1990B Bonds shall have been fully paid or provision for the payment thereof shall have been made in accordance with the Indenture, in immediately available funds, for deposit in the Bond Fund, a sum equal to the amount payable on such interest or principal payment date or redemption or acceleration date as principal (whether at maturity or upon redemption or acceleration), premium, if any, and interest upon the Series 1990B Bonds as provided in the Indenture.

          Each payment pursuant to this Section 4.2(a) shall at all times be sufficient to pay the total amount of interest and principal (whether at maturity or upon redemption or acceleration) and premium, if any, payable on the Series 1990B Bonds on the date on which such interest, principal and premium, if any, becomes due (whether at maturity or upon redemption or acceleration) or on the applicable Interest Payment Date, as the case may be; provided that any amount held by the Trustee in the Bond Fund on any due date for a Rental Payment hereunder shall be credited against the payment due on such date to the extent available for such purpose; and provided further that, subject to the provisions of this paragraph, if at any time the amount held by the Trustee in the


SUBLEASE AND LEASE AGREEMENT - Page 9.

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Bond Fund is sufficient to pay all of the principal of and interest and premium, if any, on the Series 1990B Bonds as such payments become due, the Company shall be relieved of any obligation to make any further payments under the provisions of this Section. Notwithstanding the foregoing, if on any date the amount held by the Trustee in the Bond Fund is insufficient to make any required payments of principal of (whether at maturity or upon redemption or acceleration) and interest and premium, if any, on the Series 1990B Bonds as such payments become due, the Company shall forthwith pay or cause to be paid such deficiency as a Rental Payment hereunder.

          (b) The Company also agrees to pay to the Trustee until the principal of, premium, if any, and interest on the Series 1990B Bonds shall have been fully paid or provision for the payment thereof shall have been made as required by the Indenture, (i) the annual fee of the Trustee for its ordinary Services rendered as trustee, and its Ordinary Expenses incurred under the Indenture, as and when the same become due, (ii) the reasonable fees, charges and expenses of the Trustee, the Registrar, and the reasonable fees of any Paying Agent with respect to Series 1990B Bonds as provided in the Indenture, as and when the same become due, (iii) the reasonable fees, charges and expenses of the Trustee for the necessary Extraordinary Services rendered by it and Extraordinary Expenses incurred by it under the Indenture, as and when the same become due, and (iv) the cost of printing any Series 1990B Bonds required to be furnished by the Issuer at the expense of the Issuer.

          (c) The Company also agrees to pay, within 60 days after receipt of request for payment thereof, all reasonable expenses required to be paid by the Company under the terms of the Bond Purchase Agreement executed by it in connection with the sale of the Series 1990B Bonds and all reasonable expenses of the Issuer related to the Project which are not otherwise required to be paid by the Company under the terms of this Agreement; provided that the Issuer shall have obtained the prior written approval of the Authorized Company Representative for any expenditures other than those provided for herein or in said Bond Purchase Agreement.

          (d) The Company agrees to pay to the Issuer the reasonable fees, charges and expenses of such Issuer.

          (e) In the event the Company should fail to make any of the payments required by subsection (a), (b), (c) and (d) of this Section, such payments shall continue as obligations of the Company until such amounts shall have been fully paid. The Company agrees to pay such amounts, together with interest thereon until paid, to the extent permitted by law, at the rate of ten percent (10%) per annum.


SUBLEASE AND LEASE AGREEMENT - Page 10.

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          Section 4.3. Unconditional Obligation. The obligations of the Company to make the payments required by Section 4.2 hereof and to perform and observe the other agreements on its part contained herein shall be absolute and unconditional, irrespective of any defense or any rights of set off, recoupment or counterclaim it might otherwise have against the Issuer, and during the term of this Agreement, the Company shall pay the payments to be made as prescribed in Section 4.2 and all other payments required hereunder, free of any deductions and without abatement, diminution or set-off. Until such time as the principal of, premium, if any, sinking fund installments, if any, and interest on the Series 1990B Bonds shall have been fully paid, or provision for the payment thereof shall have been made as required by the Indenture, the Company (i) will not suspend or discontinue any payments provided for in Section 4.2 hereof; (ii) will perform and observe all of its other covenants contained in this Agreement; and (iii) except as provided in Section 9.7 hereof, will not terminate this Agreement for any cause, including, without limitation, the occurrence of any act or circumstances that may constitute failure of consideration, destruction of or damage to the Project, commercial frustration of purpose, any change in the tax or other laws of the United States of America or of the State of Oregon or any political subdivision or any of these, or any failure of the Issuer or the Trustee to perform and observe any covenant, whether express or implied, or any duty, liability or obligation arising out of or connected with this Agreement or the Indenture, except to the extent permitted by this Agreement.

          Section 4.4. Assignment of Issuer's Rights. As security for the payment of the Series 1990B Bonds the Issuer will assign to the Trustee the Issuer's rights under this Agreement, including the right to receive payments hereunder (except the right of the Issuer to receive certain payments, if any, with respect to expenses and indemnification under Sections 4.2(c) and (d), 6.3,
8.2 and 8.3 hereof and with respect to any rebatable arbitrage payments made in accordance with Section 3.5 hereof), and the Issuer hereby directs the Company to make the payments required hereunder (except such payments for expenses and indemnification) directly to the Trustee. The Company hereby assents to such assignment and agrees to make payments directly to the Trustee without defense or set-off by reason of any dispute between the Company and the Issuer or the Company and the Trustee.

          Section 4.5. Amounts Remaining in Funds. It is agreed by the parties hereto that after payment in full of (i) the Series 1990B Bonds or after provision for such payment shall have been made as provided in the Indenture,
(ii) the fees, charges and expenses of the Trustee, the Bond Registrar and Paying Agents in accordance with the Indenture and (iii) all other amounts required to be paid under this Agreement and the Indenture, any amounts


SUBLEASE AND LEASE AGREEMENT - Page 11.

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remaining in any fund held by the Trustee under the Indenture shall belong, subject to the requirements of Section 6.2 of the Indenture, to the Company and be paid to the Company by the Trustee.

          Section 4.6. Quiet Enjoyment.

          (a) The Company will not take any action, other than pursuant to
Section 5.1 or Article VI hereof, to prevent the Issuer from having quiet and peaceable possession and enjoyment of the Project during the terms of the Lease and will, at the request of the Issuer and at the Company's cost, cooperate with the Issuer in order that the Issuer may have quiet and peaceable possession and enjoyment of the Project. This covenant of quiet enjoyment shall be deemed to not have been breached by the sale or other disposition by the Company of its interest in the Project.

          (b) The Issuer will maintain the Lease in full force and effect in accordance with its terms, and will not take any action, other than pursuant to
Section 5.1 hereof, to prevent the Company from having quiet and peaceable possession and enjoyment of the Project during the term of the Sublease and will, at the request of the Company and at the Company's cost, cooperate with the Company in order that the Company may have quiet and peaceable possession and enjoyment of the Project.


SUBLEASE AND LEASE AGREEMENT - Page 12.

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                                    ARTICLE V

                        Special Covenants and Agreements

          Section 5.1. Right of Access to the Project. The Company agrees that during the term of this Agreement the Issuer, the Trustee, and the duly authorized agents of either of them shall have the right at all reasonable times during normal business hours to enter upon the site of the Project to examine and inspect the Project; provided, however, that this right is subject to federal and State of Oregon laws and the rules and regulations applicable to the Facility. The rights of access hereby reserved to the Issuer and the Trustee may be exercised only after such agent shall have executed release of liability and secrecy agreements if requested by the Company in the form then currently used by the Company, and nothing contained in this Section or in any other provision of this Agreement shall be construed to entitle the Issuer or the Trustee to any information or inspection involving the confidential know-how of the Company.

          Section 5.2. The Company; Maintenance of its Existence; Assignments.

          (a) To the extent permitted by law and its Articles of Incorporation, the Company agrees that during the term of this Agreement it will maintain its existence as a corporation organized under the laws of one of the States of the United States and will remain duly qualified to do business in the State of Oregon, will not dissolve or otherwise dispose of all or substantially all of its assets and will not combine or consolidate with or merge into another person or permit one or more persons to consolidate with or merge into it; provided, however, that the Company may so combine, consolidate with, or merge into another person legally existing under the laws of one of the states of the United States, or permit one or more persons to consolidate with or merge into it, or sell or otherwise transfer to another person all or substantially all of its assets as an entity and thereafter dissolve, provided that: (i) the surviving, resulting, or transferee person, as the case may be, assumes and agrees in writing to pay and perform all of the obligations of the Company hereunder, (ii) the surviving, resulting, or transferee person, as the case may be, qualifies to do business in the State of Oregon, and (iii) the surviving, resulting, or transferee person, as the case may be, has a net worth (as determined in accordance with generally accepted accounting principles) at least equal to the net worth of the Company at the end of the fiscal quarter immediately preceding the effective date of such consolidation, merger, sale or transfer. The Company may dispose of all or substantially all of its assets or combine or consolidate with or merge into another person other than as provided in (i) through (iii) above if the Company has


SUBLEASE AND LEASE AGREEMENT - Page 13.

obtained the prior written consent of the Issuer and the holders of at least 66-2/3% in aggregate principal amount of Outstanding Series 1990B Bonds. Said consent, with respect to the Issuer shall be given or denied within 30 days after the Issuer receives the Company's written request for said approval. If the Issuer does not act within 30 days after such written request is received, such consent shall be deemed to be given.

          Notwithstanding any other provision of this Section 5.2(a), the Company need not comply with any of the provisions of Section 5.2(a) above if, at the time of such merger, combination, sale of assets, dissolution or reorganization, the Series 1990B Bonds will be paid or deemed paid as provided in Article VI of the Indenture.

          (b) The rights and obligations of the Company under this Agreement may be assigned by the Company to any person in whole or in part, subject, however, to each of the following conditions:

               (i) No assignment other than pursuant to subsection (a) of this Section shall relieve the Company from primary liability for any of its obligations hereunder, and in the event of any assignment not pursuant to subsection (a) of this Section the Company shall continue to remain primarily liable for the payments specified in Section 4.2 hereof and for performance and observance of the other agreements on its part herein provided to be performed and observed by it.

               (ii) Any assignment from the Company shall retain for the Company such rights and interests as will permit it to perform its obligations under this Agreement, and any assignee from the Company shall assume in writing the obligations of the Company hereunder to the extent of the interest assigned.

               (iii) The Company shall, within thirty days after delivery thereof, furnish or cause to be furnished to the Issuer and the Trustee a true and complete copy of each such assignment together with an instrument of assumption.

          Section 5.3. Records and Financial Statements of the Company. The Company shall, within 120 days after the close of each fiscal year, submit to the Issuer and to the Trustee, if requested, financial statements with respect to the Company for such fiscal year. The Trustee's only responsibility with respect to such financial statements shall be to make said financial statements available for inspection by Bondholders upon reasonable notice at the Principal Office of the Trustee. The Trustee shall be permitted at all reasonable times during the term of this Agreement to examine the books and records of the Company with respect to the Project, subject to the limitations expressed in
Section 5.1.


SUBLEASE AND LEASE AGREEMENT - Page 14.

          Section 5.4. Maintenance and Repair; Taxes; Utility and Other Charges. The Company agrees to maintain the Project, or cause the Project to be maintained, during the term of this Agreement (i) in as reasonably safe condition as its operations shall permit and (ii) in good repair and in good operating condition, ordinary wear and tear excepted, making from time to time all necessary repairs thereto and renewals and replacements thereof.

          The Company agrees to pay or cause to be paid during the term of this Agreement all taxes, governmental charges of any kind lawfully assessed or levied upon the Project or any part thereof, including any taxes levied against the Project which, if not paid, will become a charge on the receipts from the Project prior to or on a parity with the charge thereon and the pledge or assignment thereof to be created therefrom or under this Agreement, all utility and other charges incurred in the operation, maintenance, use, occupancy and upkeep of the Project and all assessments and charges lawfully made by any governmental body for public improvements that may be secured by a lien on the Project, provided that with respect to special assessments or other governmental charges that may lawfully be paid in installments over a period of years, the Company shall be obligated to pay only such installments as are required to be paid during the term of this Agreement. The Company may, at the Company's expense and in the Company's name, in good faith, contest any such taxes, assessments and other charges and, in the event of any such contest, may permit the taxes, assessments or other charges so contested to remain unpaid during that period of such contest and any appeal therefrom unless by such nonpayment the Project or any part thereof will be subject to loss or forfeiture.

          Section 5.5. Qualification in Oregon. The Company agrees that throughout the term of the Agreement it, or any successor or assignee as permitted by Section 5.2, will be qualified to do business in the State of Oregon.

          Section 5.6. Tax Exempt Status of Series 1990B Bonds. It is the intention of the parties hereto that interest on the Series 1990B Bonds shall be and will remain exempt from federal income taxation, and to that end the covenants and agreements of the Issuer and the Company in this Section are for the benefit of the Trustee and each and every holder of the Series 1990B Bonds.

          The Issuer covenants and agrees that it has not taken and will not take any action which results in interest paid on the Series 1990B Bonds being included in the federal gross income of the holders of the Series 1990B Bonds for purposes of federal income taxation; and the Company covenants and agrees that it has not taken or authorized and will not take or authorize any action which will cause the interest on the Series 1990B Bonds to become subject to federal income taxation pursuant to the provisions of


SUBLEASE AND LEASE AGREEMENT - Page 15.

Section 103(b) of the 1954 Code or Section 103(b) of the Code; provided that neither the Company nor the Issuer shall have violated these covenants if the interest on any of the Series 1990B Bonds becomes taxable to a person solely because such person is a "substantial user" of the Project or a "related person" within the meaning of Section 147(a) of the Code; and provided further that none of the covenants and agreements herein contained shall require either the Company or the Issuer to enter an appearance or intervene in any administrative, legislative or judicial proceeding in connection with any changes in applicable laws, rules or regulations or in connection with any decisions of any court or administrative agency or other governmental body affecting the taxation of interest on the Series 1990B Bonds.


SUBLEASE AND LEASE AGREEMENT - Page 16.

                                   ARTICLE VI

                         Events of Default and Remedies

          Section 6.1. Events of Default. Any one of the following which occurs and continues shall constitute an Event of Default:

          (a) failure by the Company to pay any amounts required to be paid under Section 4.2(a) hereof which failure results in an Event of Default under
Section 8.1 of the Indenture either immediately or after the expiration of any applicable grace period; or

          (b) failure of the Company to observe and perform any covenant, condition or agreement on its part required to be observed or performed by this Agreement, other than making the payments referred to in (a) above, which continues for a period of 30 days after written notice, which notice shall specify such failure and request that it be remedied, given to the Company by the Issuer or the Trustee, unless the Issuer and the Trustee shall agree in writing to any extension of such time; provided, however, that if the failure stated in the notice cannot be corrected within such period, the Issuer and the Trustee will not unreasonably withhold their consent to an extension of such time if corrective action is instituted within such period and diligently pursued until the default is corrected; or

          (c) an Act of Bankruptcy of the Company.

The provisions of subsection (b) of this section are subject to the limitation that the Company shall not be deemed in default if and so long as the Company is unable to carry out its agreements hereunder by reason of strikes, lockouts or other industrial disturbances; acts of public enemies; orders of any kind of the government of the United States or of the State of Oregon or any of their departments, agencies, or officials, or any civil or military authority; insurrections, riots, epidemics, landslides; lightning; earthquake; fire; hurricanes; storms; floods; washouts; droughts; arrests; restraint of government and people; civil disturbances; explosions; breakage or accident to machinery or transmission facilities; partial or entire failure of utilities; or any other cause or event not reasonably within the control of the Company; it being agreed that the settlement of strikes, lockouts and other industrial disturbances shall be entirely within the discretion of the Company, and the Company shall not be required to make settlement of strikes, lockouts and other industrial disturbances by acceding to the demands of the opposing party or parties when such course is, in the judgment of the Company, unfavorable to the Company. This limitation shall not apply to any default under subsections (a) or (c) of this Section.


SUBLEASE AND LEASE AGREEMENT - Page 17.

          Section 6.2. Remedies On Default. Whenever any Event of Default shall have occurred and shall continue.

          (a) The Trustee, by written notice to the Company, shall declare the amounts payable under Section 4.2(a) of this Agreement to be immediately due and payable as set forth in Section 8.2 of the Indenture.

          (b) The Trustee may have access to and may inspect, examine and make copies of the books and records and any and all accounts, data and federal income tax and other tax returns of the Company, subject to the limitations provided in Section 5.1.

          (c) The Issuer or the Trustee may take whatever action at law or in equity as may be necessary or desirable to collect the payments and other amounts then due and thereafter to become due or to enforce performance and observance of any obligation, agreement or covenant of the Company under this Agreement.

          In case the Trustee or the Issuer shall have proceeded to enforce its rights under this Agreement and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Trustee or the Issuer, then, and in every such case, the Company, the Trustee and the Issuer shall be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Company, the Trustee and the Issuer shall continue as though no such action had been taken.

          The Company covenants that, in case an Event of Default shall occur with respect to the payment of any Rental Payment payable under Section 4.2(a) hereof, then, upon demand of the Trustee, the Company will pay or cause to be paid to the Trustee the whole amount that then shall have become due and payable under said Section, with interest, to the extent permitted by law, on the amount then overdue at the rate of ten percent (10%) per annum until such amount has been paid.

          In case the Company shall fail forthwith to pay such amounts upon such demand, the Trustee shall be entitled and empowered to institute any action or proceeding at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceeding to judgment or final decree, and may enforce any such judgment or final decree against the Company and collect in the manner provided by law the moneys adjudged or decreed to be payable.

          In case proceedings shall be pending for the bankruptcy or for the reorganization of the Company under the federal bankruptcy laws or any other applicable law, or in case a receiver or trustee shall have been appointed for the property of the Company or in the case of any other similar judicial proceedings


SUBLEASE AND LEASE AGREEMENT - Page 18.

relative to the Company, or the creditors or property of the Company, then the Trustee shall be entitled and empowered, by intervention in such proceedings or otherwise, to file and prove a claim or claims for the whole amount owing and unpaid pursuant to this Agreement and, in case of any judicial proceedings, to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee allowed in such judicial proceedings relative to the Company, its creditors or its property, and to collect and receive any moneys or other property payable or deliverable on any such claims, and to distribute such amounts as provided in the Indenture after the deduction of its charges and expenses. Any receiver, assignee or trustee in bankruptcy or reorganization is hereby authorized to make such payments to the Trustee, and to pay to the Trustee any amount due it for compensation and expenses, including expenses and fees of counsel incurred by it up to the date of such distribution.

          Section 6.3. Agreement to Pay Attorneys' Fees and Expenses. In the event the Company should default under any of the provisions of this Agreement and the Issuer or the Trustee should employ attorneys or incur other expenses for the collection of the payments due under this Agreement or the enforcement of performance or observance of any obligation or agreement on the part of the Company herein contained, the Company agrees to pay to the Issuer or the Trustee the reasonable fees of such attorneys and such other expenses so incurred by the Issuer or the Trustee.

          Section 6.4. No Remedy Exclusive. No remedy herein conferred upon or reserved to the Issuer or the Trustee is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Agreement or now or hereafter existing at law or in equity or by statute. No delay or omission to exercise any right or power accruing upon any default shall impair any such right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient. In order to entitle the Issuer or the Trustee to exercise any remedy reserved to it in this Article, it shall not be necessary to give any notice, other than such notice as may be herein expressly required. Such rights and remedies as are given the Issuer hereunder shall also extend to the Trustee, and the Trustee and the holders of the Series 1990B Bonds shall be deemed third party beneficiaries of all covenants and agreements herein contained.

          Section 6.5. No Additional Waiver Implied By One Waiver. In the event any agreement or covenant contained in this Agreement should be breached by the Company and thereafter waived by the Issuer or the Trustee, such waiver shall be limited to the


SUBLEASE AND LEASE AGREEMENT - Page 19.

particular breach so waived and shall not be deemed to waive any other breach hereunder.


SUBLEASE AND LEASE AGREEMENT - Page 20.

                                   ARTICLE VII

                                   Prepayment

          Section 7.1. Redemption of Series 1990B Bonds with Prepayment Moneys. By virtue of the assignment of the rights of the Issuer under this Agreement to the Trustee as is provided in Section 4.4 hereof, the Company agrees to and shall pay directly to the Trustee any amount permitted or required to be paid by it under this Article VII. The Trustee shall use the moneys so paid to it by the Company to redeem the Series 1990B Bonds on the date set for such redemption pursuant to Section 7.5 hereof.

          Section 7.2. Optional Prepayment. The Company shall have the option to prepay the amounts payable under Section 4.2 hereof with respect to the Series 1990B Bonds by paying or providing for payment to the Trustee, for deposit in the appropriate account of the Bond Fund, the amount set forth in Section 7.4 hereof, under circumstances set forth in Section 3.3(a) and (b) of the Indenture.

          Section 7.3. Mandatory Prepayment. The Company shall have and hereby accepts the obligation to prepay or provide for prepayment of Rental Payments with respect to the Series 1990B Bonds to the extent mandatory redemption of the Series 1990B Bonds is required pursuant to Section 3.4 of the Indenture.

          In the case of any of the events stated in Section 3.4 of the Indenture, the Company must satisfy its obligation to prepay or provide for prepayment of Rental Payments within 90 days after such event.

          The amount payable by the Company in the event of a prepayment required by this Section shall be determined as set forth in Section 7.4 and shall be deposited in the Bond Fund.

          Section 7.4. Amount of Prepayment. In the case of a prepayment of the entire amount due hereunder pursuant to Section 7.2 or 7.3 hereof, the amount to be paid shall be a sum sufficient, together with other funds and any securities deposited with the Trustee and available for such purpose, to pay (1) the principal of, and premium, if any, all Series 1990B Bonds Outstanding on the redemption date specified in the notice of redemption, plus interest accrued and to accrue to the redemption date, (2) all reasonable and necessary fees and expenses of the Issuer, the Trustee, and any Paying Agent accrued and to accrue through final payment of the Series 1990B Bonds and (3) all other liabilities of the Company accrued and to accrue under this Agreement.

          In the case of partial prepayment, the amount payable shall be a sum sufficient, together with other funds deposited


SUBLEASE AND LEASE AGREEMENT - Page 21.

principal amount of and premium, if any, and accrued interest on the Series 1990B Bonds to be redeemed, as provided in the Indenture, and to pay expenses of redemption of such Series 1990B Bonds.

          Section 7.5. Notice of Prepayment. To exercise an option granted in or to perform an obligation required by this Article VII, the Company shall, at least 15 days prior to the date on which the Trustee must give notice by mail to the Bondholders of any prepayment, give written notice to the Issuer and the Trustee specifying the date upon which any prepayment will be made (which date shall be the date of redemption of the Series 1990B Bonds contemplated by such option or obligation), the redemption premium, if any and the principal amount of any such redemption. If the Company fails to give such notice of a prepayment required by this Section 7.5, such notice may be given by the Issuer, by the Trustee or by any holder or holders of 10% or more in aggregate principal amount of the Series 1990B Bonds Outstanding. The Issuer and the Trustee, at the request of the Company or any such Bondholder, shall forthwith take all steps necessary under the applicable provisions of the Indenture (except that neither the Issuer nor the Trustee shall be required to make payment of any money required for such redemption except from Revenues) to effect redemption of all or part of the then Outstanding Series 1990B Bonds as the case may be, on the earliest practicable date thereafter on which such redemption may be made under applicable provisions of the Indenture.


SUBLEASE AND LEASE AGREEMENT - Page 22.

                                  ARTICLE VIII

               Non-Liability of Issuer; Expenses; Indemnification

          Section 8.1. Non-Liability of Issuer. The Issuer shall not be obligated to pay the principal of, or premium, if any, or interest on the Series 1990B Bonds except from Revenues. The Company hereby acknowledges that the Issuer's sole source of moneys to repay the Series 1990B Bonds will be provided by the payments made by the Company pursuant to this Agreement, together with other Revenues, including investment income on certain funds and accounts held by the Trustee under the Indenture, and hereby agrees that if the payments to be made hereunder shall ever prove insufficient to pay all principal of, and premium, if any, and interest on the Series 1990B Bonds as the same shall become due (whether by maturity, redemption, acceleration or otherwise), then upon notice from the Trustee, the Company shall pay such amounts as are required from time to time to make up any deficiency or default in the payment of such principal, premium or interest, including but not limited to, any deficiency caused by acts, omissions, nonfeasance or malfeasance on the part of the Trustee, the Company, the Issuer or any third party. Provided, however, that such payment shall not constitute a waiver of any right or remedy which the Company may possess to recover such payment from any party whose acts, omissions, nonfeasance or malfeasance has caused or contributed to such deficiency.

          Section 8.2. Expenses. The Company covenants and agrees to pay and to indemnify the Issuer and the Trustee against all costs and charges, including reasonable fees and disbursements of attorneys, accountants, consultants and other experts (including such fees and costs at trial or on appeal), incurred in good faith in connection with this Agreement, the Series 1990B Bonds or the Indenture.

          Section 8.3. Indemnification. The Company releases the Issuer and the Trustee from, and covenants and agrees that neither the Issuer nor the Trustee shall be liable for, and covenants and agrees, to the extent permitted by law, to indemnify, defend and hold harmless the Issuer and the Trustee and their officers, employees and agents from and against, any and all losses, claims, damages, injuries (including death), liabilities or expenses, of every conceivable kind, character and nature whatsoever arising out of, resulting from or in any way connected with (1) the Project, or the conditions, occupancy, use, possession, conduct or management of, or work done in or about, or from the planning, design, acquisition, installation or construction of the Project or any part thereof; (2) the issuance of any Series 1990B Bonds or any certifications or representations made in connection therewith and the carrying out of any of the transactions contemplated by the Series 1990B Bonds and this Agreement; (3) the Trustee's


SUBLEASE AND LEASE AGREEMENT - Page 23.

acceptance or administration of the trusts under the Indenture, or the exercise or performance of any of its powers or duties under the Indenture; or (4) any untrue statement of any material fact necessary to make the statements made not misleading, in any official statement or other offering circular utilized by the Issuer or any underwriter or placement agent in connection with the sale of any Series 1990B Bonds; or (5) the presence in, on, under or about the Project or the real property constituting the Trojan Nuclear Power Plant (the "Site"), upon which the Project is to be located, or any discharge or release in or from the Project or the Site of any Hazardous Substances, or the Company's use, analysis, storage, transportation, disposal, release, threatened release, discharge or generation of Hazardous Substances, to, in, on, under, about or from the Project or the Site, or the Company's failure to comply with any Hazardous Substance Law; provided that (i) such indemnity of Issuer shall only be to the extent that the Issuer's liability results from the Issuer's participation in this Agreement or the transactions contemplated hereunder, (ii) with respect to the Trustee, such indemnity referred to in subsection (5) above shall only be to the extent that the Trustee's liability results from the Trustee's participation in the transactions contemplated under the Indenture, and (iii) any indemnity provided herein shall not be required for damages, losses, claims, liabilities or expenses of any conceivable kind, nature or character, that result from negligence or willful misconduct on the part of the party seeking such indemnity. The Company further covenants and agrees, to the extent permitted by law, to pay or to reimburse the Issuer and the Trustee and their officers, employees and agents for any and all costs, reasonable attorneys fees (including such fees and costs at trial or on appeal), liabilities or expenses incurred in connection with investigating, defending against or otherwise in connection with any such losses, claims, damages, liabilities, expenses or actions, except to the extent that the same arise out of the negligence or willful misconduct of the party claiming such payment or reimbursement. The provisions of this Section shall survive the retirement of the Series 1990B Bonds.

          As used in this Section, the term "Hazardous Substance Laws" means all local, state and federal laws, ordinances, regulations and orders relating to industrial hygiene, environmental protection or the use, analysis, generation, manufacture, storage, disposal or transportation of any Hazardous Substances.

          As used in this Section, the term "Hazardous Substance or Substances" means any hazardous or toxic substances, materials or wastes, including, but not limited to, those substances, materials and wastes listed in the United States Department of Transportation Hazardous Materials Table or by the Environmental Protection Agency as hazardous substances, and amendments thereto, or such substances, materials and wastes which are or become


SUBLEASE AND LEASE AGREEMENT - Page 24.

regulated under any applicable local, state or federal law including, without limitation, any material waste or substance which is (a) petroleum, (b) asbestos, (c) polychlorinated biphenyls, (d) defined as a "hazardous waste", "extremely hazardous waste", "restricted hazardous waste", "hazardous material", or "hazardous substance" under Oregon law, (e) designated as a "hazardous substance" pursuant to Section 311 of the Clear Water Act, 33 United States Code, Section 1251 et seq. (33 United States Code, Section 1321) or listed pursuant to Section 307 of the Clean Water Act (33 United States Code, Section
1317), (f) defined as a "hazardous waste" pursuant to Section 1004 of the Resource Conservation and Recovery Act, 42 United States Code, Section 6901, et seq. (42 United States Code, Section 6903) or (g) defined as a "hazardous substance" pursuant to Section 101 of the Comprehensive Environmental Response, Compensation, and Liability Act, 42 United States Code, Section 9601, et seq. (42 United States Code, Section 6901).

          Section 8.4. Management. This Agreement is entered into by the Issuer solely as part of a plan to finance the construction of pollution control and solid waste disposal facilities. The Issuer has assigned its rights under this Agreement to the Trustee as security for the payment of the Series 1990B Bonds. This Agreement does not grant to the Issuer any right to participate in the management of the Project.


SUBLEASE AND LEASE AGREEMENT - Page 25.

                                   ARTICLE IX

                                  Miscellaneous

          Section 9.1. Notices. All notices, certificates or other communications shall be deemed sufficiently given on the day on which the same have been mailed by certified mail, postage prepaid, addressed to the Issuer, the Company or the Trustee, as the case may be, as follows:

To the Issuer:          Port of Helens, Oregon
                        P.O. Box 598
                        St. Helens, Oregon 97051
                        Attention: General Manager

To the Company:         Portland General Electric Company
                        121 S.W. Salmon Street
                        Portland, Oregon 97204
                        Attention: Treasurer

To the Trustee:         Security Pacific Bank Oregon
                        P.O. Box 2808
                        Portland, Oregon 97208
                        Attn: Corporate Trust Division

A duplicate copy of each notice, certificate or other communication given hereunder by either the Issuer or the Company to the other shall also be given to the Trustee. The Issuer, the Company and the Trustee may, by notice given hereunder, designate any different addresses to which subsequent notices, certificates or other communications shall be sent.

          Section 9.2. Severability. If any provision of this Agreement shall be held or deemed to be, or shall in fact be, illegal, inoperative or unenforceable, the same shall not affect any other provision or provisions herein contained or render the same invalid, inoperative, or unenforceable to any extent whatever.

          Section 9.3. Execution of Counterparts. This Agreement may be simultaneously executed in several counterparts, each of which shall be an original and all of which constitute but one and the same instrument; provided, however, that for purposes of perfecting a security interest in this Agreement on behalf of the Trustee under Chapter 79, Oregon Revised Statutes, only the counterpart of this Agreement delivered to the Trustee shall be deemed the original.

          Section 9.4. Amendments, Changes and Modifications. Except as otherwise provided in this Agreement or the Indenture, subsequent to the initial issuance of the Series 1990B Bonds and


SUBLEASE AND LEASE AGREEMENT - Page 26.

prior to their payment in full, or provision for such payment having been made as provided in the Indenture, this Agreement may not be effectively amended, changed, modified, altered or terminated without the written consent of the Trustee.

          Section 9.5. Governing Law. This Agreement shall be governed exclusively by and construed in accordance with the applicable laws of the State of Oregon.

          Section 9.6. Authorized Company Representative. Whenever under the provisions of this Agreement or the Indenture the approval of the Company is required or the Issuer or the Trustee is required to take some action at the request of the Company, such approval or such request shall be given on behalf of the Company by the Authorized Company Representative, and the Issuer and the Trustee shall be authorized to act on any such approval or request and neither party hereto shall have any complaint against the other or against the Trustee as a result of any such action taken.

          Section 9.7. Term of the Agreement. This Agreement shall be in full force and effect from the date hereof and shall continue in effect as long as any of the Series 1990B Bonds are Outstanding or the Trustee holds any moneys under the Indenture, whichever is later. All representations and certifications by the Company as to all matters affecting the tax-exempt status of the Series 1990B Bonds shall survive the termination of this Agreement.

          Section 9.8. Binding Effect. This Agreement shall inure to the benefit of and shall be binding upon the Issuer, the Company and their respective successors and assigns; subject, however, to the limitations contained in
Section 5.2 hereof.

          IN WITNESS WHEREOF, the Issuer and the Company have caused this Agreement to be executed in their names, and the Issuer has caused this Agreement to be attested by its duly authorized officer, all as of the date first above written.

                                            PORT OF ST. HELENS, OREGON

                                            By: /s/ [illegible]
                                               ------------------------------
                                               President
Attest:


By: /s/ [illegible]
   ------------------------------
    Secretary

                                            PORTLAND GENERAL ELECTRIC COMPANY


                                            By: /s/ [illegible]
                                               ------------------------------
                                               Assistant Treasurer


SUBLEASE AND LEASE AGREEMENT - Page 27.

                                    EXHIBIT A


                        DESCRIPTION OF PROJECT FACILITIES

          The Project Facilities consist of certain pollution control, sewage and solid waste disposal facilities constructed or to be constructed for use in connection with the operation of the Trojan Nuclear Power Plant (the "Plant") located in the Port of St. Helens, Columbia County, Oregon.

          1. Pollution Control Facilities. The Steam Generator Blowdown System ("SGBS") treats coolant letdown from the Plant's four steam generators. The major components of the SGBS include blowdown controls and piping for each of the four steam generators, a blowdown flash tank, a blowdown heat exchanger, pumps and blowdown demineralizer vessels and piping, extraction steam lines and associated piping for steam and condensate return to the main condenser, and bypass lines to route condensate to the cooling water system or extraction steam to the a feedwater heater for recovery of usable heat.

          2. Sewage Facilities. The Sewage Facilities consist of sewage collection and treatment facilities installed in connection with the original construction and start-up of the Plant as well as facilities installed or to be installed in connection with construction of new buildings and facilities at the Plant.

          3. Solid Waste Facilities. The Solid Waste Facilities include the Spent Fuel Storage and Handling System installed in connection with the construction of the Plant, certain improvements relating to the Spent Fuel Storage and Handling System, and facilities to be used in connection with the storage and shipping of certain low level solid radioactive waste.





SUBLEASE AND LEASE AGREEMENT - Page 28.